EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of palmOne, Inc. of our report dated June 20, 2003, except for Note 20, which is as of August 29, 2003, appearing in the Annual Report on Form 10-K/A of Palm, Inc. for the year ended May 31, 2003.

/s/ Deloitte & Touche LLP

San Jose, CA

October 27, 2003